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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                           COHESANT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                                 34-1775913
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                              5845 West 82nd Street
                           Indianapolis, Indiana 46278
                    (Address of principal executive offices)

                           COHESANT TECHNOLOGIES INC.
                               (AND SUBSIDIARIES)
                       EMPLOYEE 401(k) PROFIT SHARING PLAN

                            (Full title of the plan)

                             -----------------------

            Dwight D. Goodman, President and Chief Executive Officer
                           Cohesant Technologies Inc.
                              5845 West 82nd Street
                           Indianapolis, Indiana 46278
                                 (317) 875-5592
          (Name, address, and telephone number, including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

                                                          Proposed             Proposed
           Title of                                        maximum              maximum
          securities                Amount                offering             aggregate              Amount of
             to be                   to be                price per            offering             registration
          registered              registered                share                price                   fee
-------------------------------------------------------------------------------------------------------------------

         Common Stock,          250,000 shs.(1)           $1.58 (2)           $395,000             $109.81(2)
       without par value
-------------------------------------------------------------------------------------------------------------------
         Participation                (3)                 _________          _____________               (4)
           Interests
-------------------------------------------------------------------------------------------------------------------

(1) Maximum number of shares available for purchase under the Plan over next three years, estimated on prior plan participation.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) Pursuant to Rule 457(h)(2), no separate fee is required with respect to the participation interests.



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                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

         (a) Cohesant Technologies, Inc.'s (the "Registrant") Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997; (b) all reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in Subsection (a) above; and (c) a description of the Registrant's Common Shares set forth in the Registrant's Registration Statement on Form SB-2 filed with the Commission under the Securities Act of 1933, as amended.

         All documents subsequently filed by the Registrant and the Cohesant Technologies, Inc. (and Subsidiaries) Employee 401(k) Profit Sharing Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof of the date of filing of such documents.

Item 4.        DESCRIPTION OF SECURITIES

               Not Applicable

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not Applicable

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Registrant's Certificate of Incorporation, as amended, no members of the Board of Directors shall have personal liability to the Registrant or its stockholders for damages for any breach of duty in such capacity, except for those breaches and acts or omissions with respect to the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that the indemnification provisions of that Certificate of Incorporation shall not eliminate or limit such personal liability. The Registrant shall, to the fullest extent permitted by applicable law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under applicable law, from and against any and all of the expenses,


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liabilities, or other matters referred to in or covered by the indemnifications provisions of the General Corporation Law of the State of Delaware, and the indemnification provided by the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as to action in such persons official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Under the Registrant's Bylaws, the Board of Directors may, in its discretion, impose in general or particular cases that the Registrant shall indemnify any person who is threatened to be made a party to an action or proceeding, civil or criminal, except an action by or in the right of any other corporation, of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that he, his testator or inteste, was a director or officer of the Registrant or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interest of the Registrant, and, in the case of a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and the Registrant may pay, the advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

         The Registrant may purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Certificate of Incorporation, the Bylaws or the General Corporation Law of the State of Delaware or otherwise.

         Any indemnification made by the Registrant shall be authorized in a specific case upon a determination that the indemnification of the director, officer, employee or agent as proper in the circumstances because he had met the applicable standard of conduct set forth by applicable law. Such determination shall be made by (1) a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         The Registrant maintains liability insurance for all of its directors and officers. This insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.


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Item 7.        EXCEPTION FROM REGISTRATION CLAIMED

               Not applicable

Item 8.        EXHIBITS

        The Exhibits to the Registration Statement are listed in the Exhibit Index on page 7 of this Registration Statement.

Item 9.        UNDERTAKINGS

               (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Indianapolis, State of Indiana, on the 11th day of November, 1998.

                                        Cohesant Technologies, Inc.

                                        By:  /s/ Dwight D. Goodman
                                             ----------------------------------
                                             Dwight D. Goodman, President and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below on the 11th day of November, 1998 by the following persons in the capacities indicated:

Name                                Title                                                        Date
----                                -----                                                        ----
/s/ Morton A. Cohen
-------------------
Morton A. Cohen                     Chairman                                            November 11, 1998

/s/ Dwight D. Goodman
---------------------
Dwight D. Goodman                   President and Chief Executive Officer               November 11, 1998
                                    Director
/s/ Michael Boeckman
--------------------
Michael Boeckman                    Director                                            November 11, 1998

/s/ Morris Wheeler
------------------
Morris Wheeler                      Director                                            November 11, 1998

/s/ Richard Immerman
--------------------
Richard Immerman                    Director                                            November 11, 1998

/s/ Robert W. Pawlak
--------------------
Robert W. Pawlak                    Chief Financial Officer and Secretary               November 11, 1998
                                    (Chief Accounting Officer)

The Plan.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 11th day of November, 1998.

                             COHESANT TECHNOLOGIES INC. (and Subsidiaries) EMPLOYEE 401(K) PROFIT SHARING PLAN

                             By:  Cohesant Technologies Inc., Plan Administrator

                                  By: /s/ Dwight D. Goodman
                                      ------------------------------------------
                                      Dwight D. Goodman, President and
                                      Chief Executive Officer

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                                INDEX TO EXHIBITS

EXHIBIT                             DESCRIPTION

5.1                                 Opinion of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A., as
                                    to the legality of Common Stock being registered

23.1                                Consent of Kahn, Kleinman, Yanowitz & Arnson, Co.,
                                    L.P.A.(included in Exhibit 5.1)

23.2                                Consent of Arthur Andersen LLP



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